UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

Rouse Properties, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35278	90-0750824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 608-5108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors.  On November 1, 2012, the Board of Directors (the “Board”) of Rouse Properties, Inc., a Delaware corporation (the “Company”), increased the size of the Board from eight to nine directors, and elected Richard Clark and Michael Hegarty as new members of the Board, effective immediately. Mr. Clark was also appointed to serve as Chairman of the Board in place of Jeffrey Blidner, who will continue to serve as a member of the Board.  Mr. Clark was also appointed to serve as a member of the Compensation Committee of the Board.  Mr. Hegarty was also appointed to serve as a member of the Audit Committee of the Board, effective November 5, 2012.

Mr. Clark was recently named Chief Executive Officer of Brookfield Property Partners, after 10 years as Chief Executive Officer of Brookfield Office Properties. He has been with Brookfield Asset Management’s Real Estate Group and its predecessors and affiliates since 1984 in various senior roles.   Mr. Clark currently serves as Chairman of the Board of Directors of Brookfield Office Properties, and is a member of the board of directors of General Growth Properties.

Mr. Hegarty served as Senior Vice Chairman and Chief Operating Officer of AXA Financial from 1998 to 2001 and President and Chief Operating Officer of Equitable Life Assurance Society of the United States, a wholly owned subsidiary of AXA Financial. He also was a member of the boards of AXA Financial, Equitable Life, Alliance Capital, and Donaldson Lufkin & Jenrette.  Prior to that, Mr. Hegarty served as Vice Chairman of Chase Manhattan Bank, following his position as Vice Chairman of Chemical Banking Corporation and as Senior Executive Vice President of Manufacturers Hanover Trust. Mr. Hegarty currently serves as a trustee of MFS Funds, and as a director of Brookfield Office Properties, Capmark Financial Group and Strongwood Insurance LLC.  Mr. Hegarty is Chairman of the Historic Hudson Valley and the Community Preservation Corporation, a Trustee of the John Simon Guggenheim Memorial Foundation and Iona College, as well as a Trustee and Vice Chairman of the Marine Corps Association.

The Company will enter into an indemnification agreement with each of Messrs. Clark and Hegarty in substantially the same form as the Company has entered into with its existing directors.

Departure of Director.  On November 1, 2012, Leonard Abramsky resigned from the Board, effective immediately, due to other commitments.  Mr. Abramsky’s resignation was not related to any disagreements with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2012	ROUSE PROPERTIES, INC.

	By:	/s/ Andrew Silberfein
Name: Andrew Silberfein
Title: President and Chief Executive Officer